PURCHASE AND SALE PRIVATE INSTRUMENT AND OTHER ADJUSTMENT

By the present private instrument, the parties, on one side

• FJJ EMPREENDIMENTOS E PARTICIPAÇÕES LTDA, limited enterprise society, with headquarter in the city of Ourinhos, State of São Paulo, at Rua Ari Barroso,451, Jardim Matilde, Ourinhos/SP, CEP 19.900-300, enrolled in CNPJ under the nr 08.624.635/0001-53, in this act represented in the form of its social contract by Mrs. Silene Soares Bernardo, Brazilian, single, natural of Ourinhos-SP, single, been born on July 25, 1968, business administrator, bearer of the identity card RG 17.651.515 SSP/SP and CPF/MF 078.920.228-05, resident and domiciled at Rua Ari Barroso, 451, Jardim Matilde, Ourinhos/SP, CEP 19.900-300 ("FJJ")

• NETOIL INTERMEDIAÇÃO DE NEGÓCIOS LTDA., limited society, with social headquarter at Rua Benjamin Constant, n° 33, 7° andar, sala 71, municipal district of Assis, State of São Paulo, CEP 19806-130, enrolled in CNPJ under nr. 02.412.386/0001-74, in this act represented in the form of its social contract by Mr. Delmo Sérgio Vilhena, Brazilian, divorced, business administrator, bearer of the identity card RG n° 6.478.373-X SSP/SP, enrolled in CPF/MF under nr 598.380.948-20, resident and domiciled at Av. Angélica, n° 1.509, apt.° 2, Higienópolis, in the Capital of the State of São Paulo and ALEXANDRE TADEU NUNES Kume, Brazilian, judicially separated, economist, bearer of the identity card RG nr. 10.356.668-5-SSP/SP, enrolled in CPF/MF under the nr. 041.602.478-57, resident and domiciled at the Street Dr. Armando Franco Soares Caiuby, no. 301, apt. 5, Morumbi, in the city of São Paulo - SP, CEP 05641-000 ("Netoil"); and

• OURO VERDE PARTICIPAÇÕES S/A, private company, with headquarter Rodovia Vicinal - Gabriel Ligeiro, km. 04, sala 02, Água do Barreirinho, municipal district of Canitar, State of São Paulo, enrolled in CNPJ/MF under the nr. 74.520.776/0001-79, in this act represented in the form of their social statutes by Mr. Francisco Celso, Brazilian, married, civil and industrial engineer, bearer of the identity card RG nr. 6.495.201 SSP/SP, enrolled in CPF / MF under the nr. 792.462.068-00, resident and domiciled in Fazenda Santo Antonio da Ponte Preta, s/nº, Bairro Rural, Água do Barreirinho, in the municipal district of Canitar, São Paulo state, CEP 18990-000, and Alexandre Tadeu Nunes Kume, Brazilian, judicially separated, economist, bearer of the identity card RG nr. 10.356.668-5-SSP/SP, enrolled in CPF/MF under the nr. 041.602.478-57, resident and domiciled Rua Dr. Armando Franco Soares Caiuby, nº 301, apto 5, Bairro do Morumbi, in the city of São Paulo - SP, CEP 05641-000 (“Ouro Verde, OURO VERDE ou OV”)

(FJJ, NETOIL and Ouro Verde from now on designated SHARE HOLDERS or SALERS together and, separately, SHARE HOLDER or SALER)

and, on another side,

• COMANCHE OF BRASIL PARTICIPAÇÕES LTDA, society limited enterprise, with headquarter in the capital of the State of São Paulo, at Alameda Campinas, 463, 7º andar, enrolled in C.N.P.J. under the Nr. 07.751.535/0001-43, in this act represented by its Director, Mr. Ivo Tolesano Júnior, Brazilian, married, business administrator, bearer of the identity card RG nr. 5.255.932 SSP/SP, enrolled in CPF/MF under nr 579.584.918-91, with commercial address in the capital of the State of São Paulo, at Rua Funchal, nº 375, 8º andar, cj. 81, from now simply designated "COMANCHE" or "BUYER";

(SALERS AND BUYER designated together as Parties and individually as Party)

PRELIMINARY CONSIDERATIONS

CONSIDERING THAT:

I. Ouro Verde, FJJ and NetOil constituted the company Sidma Biocombustíveis de Canitar Ltda ("Sidma"), society limited enterprise, with headquarter at Rodovia Vicinal - Gabriel Ligeiro, km. 04, Água do Barreirinho, municipal district of Canitar, State of São Paulo, in the capital of the State of São Paulo, enrolled in C.N.P.J. under the Nr. 08.386.602/0001-30, to which Ouro Verde gave certain active rights, rights resulting from the licenses, authorizations and operation permissions and other licenses, definitive or temporary, equipment for grinding, transport, alcohol and flowed distillation production, besides, among other, the ones described and characterized in the ANNEX A to the present, that, together with the Ouro Verde brand and mercantile leasing contracts of some assets, represented the totality of the movable and fixed assets of Ouro Verde previously to Sidma constitution ("Assets"), as well as gave up the Obligations with COMANCHE below defined.

II. Share holders are titular and legitimate proprietors of the totality of the representative shares of 100% (one hundred percent) of the social capital of Sidma ("Shares"), these shares free from any burden, obligations, duties, responsibilities or disputes before third parties.

III. Until the present date 6 (six) contracts were signed with the following characteristics: (i) the Purchase and Sale of Moisturized Ethyl Alcohol and Other Adjustment Contract ("Contract A"), between BUYER and OURO VERDE, in the value of R$ 554.046,00 (five hundred, fifty four thousand and forty six real), on June 24, 2006; (ii) Purchase and Sale Contract of Moisturized Ethyl Alcohol and Other Adjustment ("Contract B"), among the BUYER and OURO VERDE, in the value of R$ 545.985,45 (five hundred and forty five thousand, nine hundred and eighty five real and forty five cents), on June 24, 2006; (iii) the of Purchase and Sale of Moisturized Ethyl alcohol and Other Adjustment Contract ("Contract C"), between BUYER and OURO VERDE, in the value of R$ 482.800,00 (four hundred eighty two thousand and eight hundred real), on June 24, 2006; (iv) the Purchase and Sale Contract of Moisturized Ethyl alcohol and Other Adjustment, among Octet Dates Centers Participações Ltd., with headquarter in Av. Eng. Luis Carlos Berrini, 1.253, 5th floor, enrolled in CNPF/MF under the no. 04.269.523/0001-99 ("Octet") and OURO VERDE, in the value of R$550.000,00 (five hundred and fifty thousand real), on August 18, 2006 ("Contract D") (v) Purchase and Sale of Moisturized Ethyl Alcohol and Other Adjustment, between Octet and OURO VERDE Contract, in the value of R$130.000,00 (One hundred and thirty thousand real), in 15 of September 2006 ("Contract E"), (vi) Loan Contract, celebrated among the BUYER and OURO VERDE, in this date, in the total value of R$2.146.213,90 (two million, one hundred and forty six thousand, two hundred and thirteen real and ninety cents), regarding to payments already accomplished by the BUYER, in cash, to Ouro Verde ("Contract F"). The Contracts A, B, C, D, E and F are equivalent to the value main total of R$4.409.045,35 (four million, four hundred nine thousand and forty five real and thirty five cents) ("Obligations with COMANCHE"), which follow as ANNEX B to the present Contract;

IV. Observed the established conditions in the present instrument, the BUYER wants to acquire from the Share holders all the Shares, and Share holders want to sell the Shares to the Buyer;

THE PARTIES decide to celebrate the present Private Instrument of Purchase and Sale and Other Adjustment ("Contract") which will regulate the Shares acquisition in front of the SALERS, in the below terms and conditions:

SECTION ONE
INTEGRAL AGREEMENT

1.1. The Parties agree by this Contract that the terms and conditions here foreseen replace all and any previous agreement or contract, preliminary or definitive, by the Parties or by or parties the these related.

SECTION TWO
CLOSING

2.1. In the date that all the Closing Conditions are accomplished, as defined in Section Four below, (the “Closing Date"), in accordance with the terms and conditions of the present Contract, by the payment of the price stipulated in Clause 3.3 below, the BUYER will acquire from the SALERS the Shares.

2.2 In the Closing Date, SALERS and BUYER should accomplish the Shares transfer, by the practice of all the necessary actions for the effective Shares purchase and sale presently mentioned, as, for instance, without limitation, the celebration of the instrument alteration of the Sidma Social Contract.

SECTION THREE
PURCHASE PRICE AND PAYMENT OF THE PURCHASE PRICE

3.1. In the Closing Date, and since the Closing Conditions foreseen in Section Four below have been integrally satisfied, at a reasonable criterion by the BUYER, the BUYER, or that by it designated, will pay to the SALERS, as price for the Shares, R$ 3.400.000,00 (three million and four hundred thousand real), added to the remaining Ouro Verde debts, as defined in ANNEX 3.1., besides until a limit of R$500.000,00 (five hundred thousand real) remainder of passive relative to the Ouro Verde operation of the (the " Remaining Debts of OV") (jointly, the "Acquisition Price"), as eventually adjusted in the terms of below clauses 3.3 and 3.4, to be paid in the following conditions:

(i) The value of R$ 3.400.000,00 (three million and four hundred thousand real), to OURO VERDE, being:

a. R$1.700.000,00 (One million and seven hundred thousand real), in national currency, being R$850.000,00 (eight hundred and fifty thousand real), spot cash, in the Closing Date and against the final documents signature and delivery formalizing the Shares transfer and the remaining balance in 3 (three) portions, on which will happen indexation and interests with base in the Savings “Poupança” variation, being the interests monthly owed, and the portions will have the following characteristics: the first will be of R$150.000,00 (hundred and fifty thousand real), owed in 6 months to count from August 31, 2006, the second, in the value of R$350.000,00 (three hundred and fifty thousand real), owed on August 31, 2007, and the third, in the value of R$350.000,00 (three hundred and fifty thousand real), to be paid on February 28, 2008;

b. R$1.700.000,00 (a million and seven hundred thousand real) in so many ordinary actions or shares of COMANCHE Clean Energy Corporation, as they are necessary for such value to be reached.

(ii) The Ouro Verde Remaining Debts, estimated in R$4.884.264,31 (four million, eight hundred and eighty four thousand, two hundred and sixty four real and thirty one cents) on April 30, 2006, to be adjusted in reason of interests incurred in the period between April 30, 2006 and the Closing Date, as detailed in ANNEX 3.1 (ii), besides until a limit of R$500.000,00 (five hundred thousand real) remainders of passive relative to the Ouro Verde operation.

3.2. Sidma will assume the debts represented by the Obligations with COMANCHE, constituted by the Contracts A, B, C, D, E and F, in total main value of R$4.409.045,35 (four million, four hundred nine thousand and forty five real and thirty five cents).

3.3. The value of the portions of the stipulated price in items (i) and (ii) of clause 3.1 supra will suffer a proportional adjustment in the hypothesis of, in the Closing Date, the debts and contingencies of Ouro Verde are superior to the Remaining Debts of Ouro Verde, as detailed in ANNEX 3.1 (ii), or the debts and contingencies of Sidma are larger than the Debts with COMANCHE, which the BUYER declares to know.. If in the Closing Date any debt is found, contingency or passive that commits Ouro Verde, Sidma, the Shares or the Assets, the BUYER, at its exclusive criterion, can accept to assume such debt, contingency, inadequacy asset or passive supervenience, since the Acquisition Price, in the part regarding the payment portions referred in the clauses 3.1 (i) and (ii), depending on the case, is reduced by the equivalent amount.

3.4. The SALERS, amongst themselves, recognize that the portions indicated in Clause 3.1 (i) and (ii) should be allocated among the SALERS, in the following way: (a) the value foreseen in clause 3.1 (i) (a) will be destined to OURO VERDE, for latter delivery to FJJ SHARE HOLDER and in clause 3.1. (i) (b) it will be destined to OURO VERDE, for latter delivery to NETOIL SHARE HOLDER, and the value indicated in clause 3.1. (ii) it should be used for integral quittance of Ouro Verde Remaining Debts, which will be paid off directly by the Buyer in accordance to demandable.

3.5. SALERS and the BUYER respectively recognize and accept, observing the allowed in law, that will adopt and use the values indeed allocated to each assets or class of assets, in all of the state or federal taxes declarations or demonstrations, or of another applicable instance, abstaining from adopting any inconsistent voluntarily position in that sense, when proceeding to the preparation of such tributes declarations or demonstrations, in restitution forms, still, in any action or process that come to be instituted regarding the mentioned declarations or demonstrations of Tributes. In spite of any disposition in opposite contained in the present instrument, the above foreseen commitment will subsist to the Closing Date, in a restricted way the legal responsibility and for a period of the legal termination of the respective obligations.

SECTION FOUR
SUSPENSIVE AND/OR RESOLUTIVE CONDITIONS

4.1. The Parties in this act agree that it is precedent condition to the consummation of the operation here mentioned and to the Shares effective acquisition, in the terms of this Contract, by the Acquisition Price payment, the conditions mentioned to follow (the " Closing Conditions"), must have been fully satisfied, be in the full force and be satisfactory to the BUYER, to know:

a) Sidma should be properly constituted with all the Assets, as well as the Debts with COMANCHE.

b) The declarations and warranties rendered by the SALERS, as established in the Section Five below (the "Declarations and Warranties") should be correct and complete and should continue valid at the Closing Date, having the BUYER received the documents and enough information evidencing, for the BUYER'S satisfaction, that the referred Declarations and Warranties are complete and valid;

c) The confirmation that the BUYER, through Sidma and as a consequence of the Shares acquisition, assists all the criteria and necessary requirements to obtain all the previous licenses, installation licenses and/or operation licenses required by the legislation and regulation in force so that this can exercise the grinding activity, sugarcane in stem industrialization and processing, for alcohol production, storage and commercialization and its byproducts;

d) Confirmation by NETOIL SHARE HOLDER that OURO VERDE or Sidma won't be made responsible, at any time, in function of eventual condemnation in the court records of the fiscal execution nr. 240/02, that is carried out in front of the of Assis District Court;

e) The practice of acts and the celebration of all of the additional documents that come to be necessary for the consummation of the operation here described;

f) The BUYER have been capitalized in, at least, R$ 30.000.000,00 (thirty million Real);

g) The SALERS should have accomplished the Assets version to Sidma, that must (i) have as share holders the SALERS and OURO VERDE, and (ii) keep all the Assets, which should be transferred to Sidma, through the Assets version, everything in accordance with the corporate movement described in Considering I of this Contract;

h) The SALERS must, previously to the Closing Date, (i) alter the Sidma Social Contract, so that it has, in the Closing Date, the same social object that has OURO VERDE in this date, (ii) alter OURO VERDE social object for the social object of the holding society (participation in other societies), and (iii) alter the OURO VERDE social headquarter, to a place different of the social headquarter place in this date, so that there is no conflict with the Sidma social headquarter. Such moving is essential condition to obtain all the operational licenses for Sidma, as foreseen in item "c" of this Clause;

i) OURO VERDE assumes an obligation before COMANCHE to begin the transfer process of all of the necessary licenses for Sidma operation, inclusive by means of the necessary documentation protocol before the competent organ, observed item "c" of this Clause;

j) The SHARE HOLDERS assume an obligation to sign, on OURO VERDE behalf, in this date, the Enclosed document 4.1 ("i") to the present, to formalize the contract for the OURO VERDE operational licenses use by Sidma, in order that this last, at once, one can exercise all of the activities that OURO VERDE performs today;

k) The Closing Conditions totality must have been assisted until April 09, 2007 (the “Closing Date Limit ").

SECTION FIVE
DECLARATIONS AND WARRANTIES

5.1 The SALERS render each one, individual, solidarly and unlimited in favor of the BUYER, by themselves and by the entities that represent in this Contract, according to the case, the following Declarations and Warranties, which should be true and correct in this date and in the Closing Date regarding to OURO VERDE, NETOIL and FJJ, as applicable, and they should be, regarding Sidma, in the Closing Date:

a) Of the Non Violation. The operation consummation here contemplated won't constitute or will result in the violation of any term, condition or disposition, neither it will constitute default of the terms, nor it will result in the creation of any duty, responsibility or obligation over the Shares, and/or over the Assets, in accordance with any contract or other instrument that any of the SALERS, OURO VERDE or Sidma are contracting or interested party. That consummation either will violate any law, regulation, sentence, ruling or order that forces the SALERS, OURO VERDE or Sidma, as well as it won't result in the loss of any license, certificate, local approval or local right that SALERS, to OURO VERDE, Sidma or the Assets have or come to have, nor they will commit the Operational Capacity, according to clause 5.1 (g) definition.

b) Observance to the Laws. The SALERS operations and activities relatively to OURO VERDE, Sidma or to the Assets don't violate any determinations or applicable laws of any government organ, nor the SALERS received any warning or notification that such violations went or could come to them imputed. They are not in course or are imminent any investigations or analyses by any Government Organ, involving the SALERS, Ouro Verde, Sidma or the Assets, nor the SALERS received any warning or notification concerning the of government organs intention in proceeding in that sense.

c) OURO VERDE and SIDMA Corporate Constitution. OURO VERDE and Sidma are societies properly constituted and valid existent and in regular situation, having full power and corporate authorization to drive their businesses as they presently do and to have the properties and the goods that now have.

d) Sidma Social Capital and Shares. The Sidma social capital is, in this date, R$ 634.234,00 (six hundred thirty four thousand, two hundred and thirty four real) and is divided and represented by the Shares, which were properly integralized by the SALERS, all of the Shares are free and free of any duty, pledge, obligation and warranty and rights of any nature. The SALERS didn't check, nor exist options, preferably rights, pledge or other similar rights relative to the Sidma shares. There is no law suit, administrative process or other fact or circumstance that could impede or interfere in the transfer of the Assets to Sidma, or the future Shares transfer to the BUYER, in the terms of the present Contract.

e) Constitution, Power and Authorization. The SALERS have full power to celebrate this Contract, accomplish their obligations now assumed and consummate the operations mentioned in the present Contract, having been taken all the measures necessary to the authorization and the operation consummation object of this Contract, not being necessary, therefore, that are taken any additional measures so that happens the signature and the formalization of this Contract.

f) Assets Ownership. Sidma is titular, legitimates owner and possessor of the total of the Assets, as described in ANNEX A and that such Assets are free and free of any duty, pledge, obligation and warranty and rights of any nature, except those duties originating from of the identified debts with (*) in the ANNEX A. OURO VERDE and/or the SALERS and/or Sidma not celebrated, until the Closing Date, any contract or agreement that has for object the Assets or the pledge constitution or other similar rights relative to them.

g) Operational Capacity. The Assets are capable to operate according to description of ANNEX 5.1 (g) (the "Operational Capacity"), having been administered and operated in its normal course of business by OURO VERDE or Sidma employees, according to the case, or third parties by these authorized, in accordance with follow up done by the Buyer, and all the production accomplished by the Assets after April 30, 2006, as well as with the stock, at the Closing Date, it is not object of the sale contract or similar contract, nor is subject to any commitment, obligation or other duty, except the sales previously signed in 04/30/2006 with Ale Combustíveis, in a value limited to R$250.000,00 (two hundred and fifty thousand real).

h) Obligations of the SALERS. Except by the Obligations with COMANCHE and by the Remaining Debts of OURO VERDE, the SALERS, Ouro Verde or Sidma, together or individually: (i) don't possess any obligation or responsibility, either incurred, contingent or of any other nature, besides civil, commercial, fiscal, environmental, labor or social security obligations that can affect the respective ownership rights over OURO VERDE, Sidma, the Shares or the Assets and didn't assume any obligation or responsibility involving OURO VERDE, Sidma, the Shares or the Assets; (ii) they are not parties, neither they are subject to, any litigation, law or administrative suit, in any instance that can affect OURO VERDE, Sidma, the Shares or the Assets; and (iii) they are not guarantors, bondsmen or of other form covenanters of any obligations nor they are parties of any contract by force of which assume an obligation to honor any obligations that of some form can commit OURO VERDE, Sidma, the Shares or the Assets.

i) Normal Course of Operation. OURO VERDE, Sidma and the Assets will be administered and operated among from the present date and the Closing Date in their respective normal courses of business, being sure that the SALERS didn't acquire, through Ouro Verde or Sidma, starting from 04.30.2006 for Ouro Verde and starting from its constitution by Sidma, until the Closing Date, new debts, not strictly related and necessary to OURO VERDE business (or of Sidma, according to the case) and the readjustments due to interests and fines of the Ouro Verde Remaining Debts.

j) No distribution of assets or resources. Between April 30, 2006 and the Closing Date, OURO VERDE didn't distribute or committed itself to distribute, and the SALERS didn't practice any act nor oriented OURO VERDE or Sidma to distribute or assumed any commitment to distribute, give up or burden, direct or indirectly, any of their assets, resources, besides available funds, at any title, of OURO VERDE or Sidma to the own SALERS, their related parties or third parties, except if in other way contemplated in this Contract, except in the necessary measure for the exclusive satisfaction of the portions of the Debts of OV due between April 30, 2006 and the Closing Date, and since in terms and market conditions and in commutative character (the " Assets Extraordinary Disposition ").

k) Contracting with related parties. The SALERS did not celebrated nor committed themselves to celebrate any agreement, contract or arrangement involving OURO VERDE, Sidma, the Shares and/or the Assets with any of their related parties.

l) Permissions, Licenses and Authorizations. OURO VERDE and Sidma assist to all of the criteria, legal and technical demands, and necessary requirements to obtain of all of the permissions, licenses and authorizations demanded by the legislation and regulation in force, including the definitive operation licenses ("Licenses"), for the regular operation of the respective business, and in the Closing Date the same ones should have in their respective names all of the permissions, licenses and authorizations demanded by the legislation and regulation in force, including the definitive licenses of operation, for the regular operation of the business of OURO VERDE, valid and in full force. OURO VERDE and Sidma are in strict observance to all of the regulations, permits, administrative rules, normative instructions, laws, norms and pertinent demands for environment protection instituted by the municipal, state and federal competent organs and departments. The SALERS declare and guarantee that, in case the necessary Licenses to run the businesses of OURO VERDE have not indeed transferred to Sidma, in the Closing Date, such Licenses should have their transfer indeed requested to the competent organs by the SALERS, in accordance with the regulation in force, until the Closing Date. The SALERS, additionally, declare and guarantee that will accomplish all of the acts and necessary actions to the effective consummation of the above mentioned transfers.

m) Integral Disclosure. All the documents, contracts, instruments, certificates, notes, consents, sworn declarations, letters, declarations, enclosures (besides, among other, the Enclosures that constitute integral part of the present instrument) and other documents given by the SALERS, or in its name, to the BUYER or to the person for by it indicated with respect to the present Contract or to the operations in it contained are faithful, complete and authentic. No Document provided by the SALERS, or in its name, to the BUYER or the person by it indicated by force of the present instrument or regarding the operations in it mentioned contains untrue declarations, or omits relevant facts whose disclosure in this instrument is compulsory or necessary so that the declarations now done don't become false or induce to mistake, in the context that they here are.

n) Inclusion and Sufficiency of the Documents. The transmission and conference instruments to be celebrated by the SALERS and given to the BUYER, in the Closing will be valid and feasible in accordance with their respective terms, being enough to give up, to transfer and to give to the BUYER, in the occasion of the Closing, the Shares, that will include, by its time, all of the goods related or necessary to the running the business of the OURO VERDE and Sidma, in order that these are being now done.

5.1.1 For the due execution of the item "l" of this Clause 5.1, the SALERS will grant to the BUYER, in the Closing Date, a procurement, irrevocable, in a form and content satisfactory to the BUYER, with powers so that the BUYER can execute all the necessary acts to transfer the Licenses to Sidma or to whom the BUYER indicates, including, for such, powers for the ownership transfer, modifications or complements registration, issue declarations, signing all and any documents in front of the competent authorities for the good and faithful execution of this Contract.

5.2. the BUYER renders the following declarations and warranties, which should be true and correct in the Closing Date.

a) Constitution, Power and Authorization. The BUYER has full power to celebrate this Contract, to accomplish their obligations now assumed and to consummate the operations included in the present Contract, having been taken all the necessary measures to the authorization and the consummation of the operation object of this Contract, not being necessary, therefore, that are taken any additional measures so that happens the signature and the formalization of this Contract.

SECTION SIX
SOLIDARY RESPONSIBILITY AND COMPENSATION RIGHT

6.1. The SALERS will solidary answer in front of the BUYER for all and any values that were forced, such as tributes, fiscal or social security contributions and fines, that by chance stopped being paid by the SALERS in the dates demanded by law, that were not provisioned at OURO VERDE (or at Sidma, according to the case) and relative to generating facts happened previously to the Closing Date, as well as any obligation, contingent or no, of civil, commercial, labor, environmental, social security or fiscal nature of the SALERS that have been by these assumed by legal and succession force and relative to happened facts or actions practiced previously to the Closing Date.

6.2. The SALERS recognize and agree that, they can be compensated and deduced against the portions still pending of the Acquisition Price, any cost, expense, penalty, damage, loss, damage or responsibility of any nature or species (including interests, indexation, attorney’s fees and judicial and administrative costs) incurred by the BUYER due to the SALERS (i) after accomplished the acquisition transaction of the Shares included in this Contract, rendered any Declaration and Warranty that it is not true, complete or correct; or, (ii) undone the obligation due to the Sections Ten and Eleven of the present Contract.

6.3. The obligations included in this Section Six and the Declarations and Warranties will subsist until the end of this Contract, staying in force until the end of the prescription period and lapsing of each one of the respective obligations or in up to 5 (five) years counted from the Closing Date, what happen last.

SECTION SEVEN
INTERIM ADMINISTRATION

7.1. Until the Closing Date or the end of this Contract, the SALERS guarantee that the OURO VERDE and Sidma administration they were and will be accomplished in a responsible way and maintaining the normal course of the activities of the company, not increasing OURO VERDE debts (except in the approved measure by the BUYER) and executing all of the obligations of the normal course of the companies, including to honor the debts expirations and taxes in the expiration dates, by Extraordinary Dispositions of Assets.

7.2. Until the Closing Date or the end of this Contract, OURO VERDE, or Sidma (as applicable), won't distribute nor will commit themselves to distribute, and the SALERS won't practice any act nor will orient OURO VERDE or Sidma to distribute or will assume any commitment to distribute, give up or burden, direct or indirectly, any of their assets, resources, besides available funds, at any title, of OURO VERDE or Sidma, to the own SALERS, their related parties or third parties, except by Extraordinary Disposition of Assets.

SECTION EIGHT
PERIOD AND RESCISSION

8.1. This Contract comes becomes effective in this date, and it will stay in full force and effect until the date in that happen first any of the following events (the " Duration Period "): (i) the effectiveness of the operation here included in the Closing Date or (ii) the non execution in a satisfactory way, at the BUYER criteria of the Closing Conditions until April 09, 2007.

8.2. The SALERS commit themselves to endeavor their best efforts so that all of the Closing Conditions are accomplished in the smallest period reasonably practicable.

SECTION NINE
EXCLUSIVENESS, NON-COMPETITION

9.1. The SALERS, during the Validity Period, agree in negotiate in exclusiveness character with the BUYER the Assets sale (whole or partly) or the Shares, and they commit to not celebrate any contract relative to the Assets, not to issue any new shares of OURO VERDE or Sidma, neither to alter the current corporate composition of OURO VERDE or Sidma, not to transfer any share that hold from OURO VERDE or that will hold Sidma, not allowing the constitution of any duty on the shares of OURO VERDE or over the Shares, except those included in this Contract. When the Closing Date, and in consideration to the Acquisition Price, each SALER commits, without having the need of any additional documentation, to abstain, direct or indirectly, of competing with OURO VERDE and/or Sidma, or with any of their related parties, in any form, for the period of five years to count from the Closing Date, in the markets explored by OURO VERDE, in this date. Are excepted of the non competition obligation now agreed the businesses driven by SHARE HOLDERS that are placed out of a ray of 100 km (one hundred kilometers) of OURO VERDE or Sidma facilities, except for the liquor production activities by the company FJJ partners, which have rural property inside this perimeter.

SECTION TEN
CONFIDENCIALITY

10.1. Each Party should maintain secrecy on all of the information obtained from the other Party in relation to the present Contract that are not of public knowledge, don't have been independently known or developed, that has not been obtained from third parties or that are not of public knowledge because of the Party fault that has received it (jointly the "Confidential Information"). The Confidential Information (that can be oral, written or magnetic, designated or not as "confidential", and that includes contact information and information regarding structures, business methods or financial organization) will only be able to be used by the receiving Party in the effectiveness of the transactions included in this Contract and for any other purpose. In the hypothesis of this Contract rescission, all of the documents (including the copies) obtained because of this Contract by one Party should be returned to the other pertinent Party, however, the confidentiality obligations and limitation to its use will remain in force for the period of two years after the rescission date. Each Party commits itself not to publish and maintain in secrecy the terms and conditions of this Contract, being included, but if not limited to the below compensation to be paid, except if the disclosure of those information is demonstrated obligatory for the purchase and sale consummation included in this Contract, demanded by any government authority, applicable law or Stock Exchange regulation to which the Party is submitted, or if it obtains the consent of all the other listed Parties. In the case of this clause obligations noncompliance by one of the Parties, the faulty Party should compensate the other for losses and damages.

SECTION ELEVEN
FINAL DISPOSITIONS

11.1. The Parties, in this act, expressly, agree with all the terms and conditions of the present Contract, having nothing to oppose to it, at any title and at any time, assuming an obligation, to accomplish all of the necessary act sand formalities for the full and perfect formalization of the Shares sale now contracted, especially those related to the Closing Conditions performance, besides in front of all the competent organs, signing contractual alterations and any other documents that are necessary for such.

11.2. The present Contract is signed in an irrevocable form and irrevocable, obliging the parties and their successors at any title.

11.3. The present Contract cannot be added or altered without the approval of all the parties, in writing, and, except in the cases expressly foreseen in this Contract, none of the Parties can give up or transfer any of their rights and obligations originating from this Contract, without the other Parties consent.

11.4. The invalidity, inefficacy or unfeasibility of any of the dispositions contained in this Contract, won't invalidate or will turn inoperative or unfeasible any of the other dispositions of the present Contract, which will continue in full force. The Parties should negotiate the necessary measures to cure such dispositions of eventual existent addictions.

11.5. All and any communications or notifications regarding the present instrument should be made in writing and sent to the Parties by registered letter with return warning, or by telefax for the addresses below discriminated:

SALERS:

The communications should be sent to all the below addresses:

(a) FJJ EMPREENDIMENTOS E PARTICIPAÇÕES LTDA..
At.: Silene Soares Bernardo
Rua Ari Barroso, 451, Jardim Matilde, Ourinhos/SP
CEP 19.900-300
Fax: (14) 3343 1188

(b) NET OIL INTERMEDIAÇÃO DE NEGÓCIOS LTDA..
At.: Tadeu Kume
Rua Benjamim Constant, no. 33, 7º. Andar
CEP 19806-130 - Assis/SP
Fax (18) 3322-8222

(c) OURO VERDE AÇÚCAR E ÁLCOOL LTDA.
At.: Francisco Celso Ligifro
Rodovia Gabriel Ligeiro, km. 04, sala 02
CEP 18990-000 - Canitar, São Paulo
Fax (14) 3343 1188

BUYER:

The communications should be sent to all the below addresses:

IVO TOLESANO JR.
Rua Funchal, 375, conjunto 81
Vila Olímpia - 04551-060 São Paulo/SP
Fax (11) 3044-0342

c.c.	MHMK - Sociedade de Advogados
At. Byung Soo Hong
Av. Brigadeiro Faria Lima, 1461, 12 andar
Fax (11) 3094-7820

11.6. The present Contract is governed by the laws of the Federal Republic of Brazil and any claim or I conflict originating from this Summary should be exclusively solved before the District Forum of the City of São Paulo, Brazil.

And therefore, for being fair and contracted, the parties sign the present instrument in 04 (four) copies, of equal form and content, in the presence of the two below witness.

São Paulo, March 14, 2007.

SELLERS:

/s/ Silene Soares Bernardo FFJ Empreendimentos e Participações Ltda. p. Silene Soares Bernardo	/s/ Alexandre Tadeu Nunes Kume Netoil Intermediação de Negócios Ltda. p. Alexandre Tadeu Nunes Kume Delmo Sérgio Vilhena

/s/ Francisco Celso Ligeiro Ouro Verde Açúcar e Álcool Ltda. p. Francisco Celso Ligeiro e Alexandre Tadeu Nunes Kume

BUYER:

/s/ Ivo Tolesano Júnior COMANCHE do Brasil Participações Ltda. p. Ivo Tolesano Júnior

Witness: 1. ______________________________ Name: ID:	2._____________________________ Name: ID:

List of the ANNEX to the Contract:

ANNEX A:  "Fixed Assets"
ANNEX B: Debts with COMANCHE: "Contracts A, B, C, D, AND, F and G"
ANNEX 3.1. (ii): " Remaining Debts of Ouro Verde"
ANNEX 5.1 (g): "Operational Capacity"